UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2018

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

As previously reported, on November 29, 2017, HC2 Network Inc. ("HC2 Network"), a subsidiary of HC2 Holdings, Inc. (the "Company"), acquired Azteca America, a Spanish-language broadcast network.  At the same time, the Company announced that HC2 Network had signed a definitive acquisition agreement with Northstar Media, LLC ("Northstar"), a licensee of numerous broadcast television licenses in the United States.

On February 7, 2018, the Company completed its acquisition of substantially all of the assets of Northstar pursuant to the terms of the acquisition agreement.  Upon the closing of the Northstar transaction,  HC2 Network acquired 19 television stations, including three full-power stations (inclusive of a channel share agreement for the full-power license of KEMO-TV in San Francisco), eight Class A stations and eight low power television stations.  The acquired broadcast stations carry Azteca America programming.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc.

February 7, 2018	By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer